Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Louisiana Bancorp, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Louisiana Bancorp, Inc. pertaining to the 2007 Stock Option Plan of our report, dated March 6, 2008, with respect to the consolidated financial statements of Louisiana Bancorp, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

            /s/LaPorte, Sehrt, Romig & Hand
            A Professional Accounting Corporation

Metairie, Louisiana
July 28, 2008